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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of AT&T Wireless Services, Inc. of our reports dated March 29, 2001 relating to the consolidated financial statements and financial statement schedule of TeleCorp PCS, Inc., which appear in TeleCorp PCS, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


McLean, Virginia
December 19, 2001